UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005
HARMONIC INC.
(Exact name of registrant as specified in its charter)
Commission file number: 0-25826

Delaware (State or other jurisdiction of incorporation or organization)	77-0201147 (I.R.S. Employer Identification Number)

549 Baltic Way Sunnyvale, California (Address of principal executive offices)	94089 (Zip Code)
Registrant’s telephone number, including area code:
(408) 542-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 8, 2005, the United States Court of Appeals for the Ninth Circuit (the “Ninth Circuit”) affirmed in part, reversed in part, and remanded for further proceedings a decision by the United States District Court for the Northern District of California (the “District Court”) in a putative class action lawsuit filed against Harmonic Inc. (“Harmonic”), C-Cube Microsystems, Inc., and certain of their officers and directors for violations of securities laws. The Ninth Circuit affirmed the District Court’s dismissal of the plaintiffs’ fraud claims under Sections 10(b), 14(a), and 20(a) of the Securities Exchange Act of 1934 with prejudice, finding that the plaintiffs failed to adequately plead their allegations of fraud. However, the Ninth Circuit reversed the District Court’s dismissal of the plaintiffs’ claims under Sections 11 and 12(a)(2) of the Securities Act of 1933 (the “Securities Act”), finding that those claims did not allege fraud and therefore were subject to only minimal pleading standards. Regarding the secondary liability claim under Section 15 of the Securities Act, the Ninth Circuit reversed the dismissal of that claim against Anthony J. Ley, Harmonic’s Chairman and Chief Executive Officer, and affirmed the dismissal of that claim against Harmonic, while granting leave to amend. The Ninth Circuit remanded the surviving claims to the District Court for further proceedings.
A summary of the case and the proceedings related to it is available in Harmonic’s Quarterly Report on Form 10-Q for the period ended September 30, 2005.
Based on its review of the complaint filed in this lawsuit, Harmonic believes that it has meritorious defenses to the claims made by the plaintiffs and intends to defend itself vigorously.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMONIC INC.
Dated: November 14, 2005	By:	/s/ Robin N. Dickson
Robin N. Dickson
Chief Financial Officer